UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 OR 15(d) of
                       The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 23, 2006

                                 BLACKROCK, INC.
               (Exact name of registrant as specified in charter)

          DELAWARE                      001-15305                  51-0380803
   (State or other jurisdiction   (Commission File Number)       (IRS Employer
       of incorporation)                                     Identification No.)

                  40 East 52nd Street, New York, New York    10022
               (Address of principal executive offices)    (Zip Code)

       Registrant's telephone number, including area code: (212) 810-5300

             (Former name or address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On March 23, 2006, the Compensation Committee of the Board of Directors of BlackRock, Inc. (the "Company") determined that the performance goal to be used under the Company's 1999 Annual Incentive Performance Plan (the "Annual Bonus Plan") for 2006 would be based upon the Company's pre-incentive operating income. The Annual Bonus Plan is the plan pursuant to which the Company pays bonuses to officers and other Company employees, including the Company's executive officers. Bonuses that may become payable under the Annual Bonus Plan are paid following the end of the year in respect of which they were earned.

Consistent with prior years, for 2006, a bonus pool equal to a percentage of pre-incentive operating income was authorized under the Annual Bonus Plan to be allocated to certain executive officers.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal
           Year

The Board of Directors of the Company approved amendments to Sections 3.16(e), 3.16(e)(iv) and 4.5(a) of the Company's Amended and Restated Bylaws to reflect the change in name from the "Compensation Committee" to the "Management Development and Compensation Committee". The amendments are effective as of March 27, 2006. The text of the amendments is filed with this Current Report as Exhibit 3.1 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits

     Exhibit     Description
     -------     -----------

     3.1         Amendment No. 4 to the Amended and Restated Bylaws of
                 BlackRock, Inc.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          BlackRock, Inc.
                                          (Registrant)

Date: March 29, 2006
                                          By: /s/ Robert P. Connolly
                                              ---------------------------------
                                              Robert P. Connolly
                                              Managing Director, General Counsel
                                              and Secretary